EXHIBIT 99

EMC Insurance Group Inc. Reports
2013 First Quarter Results

First Quarter Ended March 31, 2013
Operating Income Per Share – $0.97
Net Income Per Share – $1.10
Net Realized Investment Gains Per Share – $0.13
Catastrophe and Storm Losses Per Share – $0.27
Large Losses Per Share – $0.15
GAAP Combined Ratio – 93.8 percent

DES MOINES, Iowa (May 9, 2013) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $12,538,000 ($0.97 per share) for the first quarter ended March 31, 2013, compared to $13,427,000 ($1.04 per share) for the first quarter of 20121.

Net income, including realized investment gains and losses, totaled $14,273,000 ($1.10 per share) for the first quarter of 2013, compared to $19,224,000 ($1.49 per share) for the first quarter of 2012.

“The positive pricing momentum that occurred in 2012 has extended into the first quarter of 2013 as the property and casualty insurance market continues to support ongoing rate level increases,” stated Bruce G. Kelley, President and Chief Executive Officer. “We have not implemented broad-based rate level increases; instead, we continue to implement targeted increases that incorporate the loss experience and risk exposures associated with each policy. Our goal is to achieve more adequate overall rate levels. We believe this approach will allow us to retain our core book of business while improving underwriting margins,” continued Kelley.

Premiums earned increased 9.8 percent to $120,497,000 for the first quarter of 2013, from $109,760,000 in the first quarter of 2012. In the property and casualty insurance segment, premium income increased 9.0 percent for the quarter, with the majority of the increase attributable to rate level increases, growth in insured exposures on existing accounts and an increase in retained policies. In the reinsurance segment, premium income increased 12.4 percent in the first quarter, reflecting a significant increase in premiums earned on policies written in the prior contract year, moderate rate level increases implemented during the January 1 renewal season and the addition of some new business.

The Company’s GAAP combined ratio was 93.8 percent in the first quarter of 2013 compared to 92.4 percent in the first quarter of 2012.

“Renewal pricing continues to outpace the increase in our loss costs, allowing more of the rate level increases to positively impact our bottom line,” continued Kelley.

Catastrophe and storm losses totaled $5,397,000 ($0.27 per share after tax) in the first quarter of 2013 and were down significantly from the record $9,703,000 ($0.49 per share after tax) experienced in the first quarter of 2012.  First quarter 2013 catastrophe and storm losses accounted for 4.5 percentage points of the combined ratio, which was slightly less than the Company’s most recent 10-year average of 5.1 percentage points and well below the prior year quarter’s 8.8 percentage points. On a segment basis, catastrophe and storm losses amounted to $4,865,000 ($0.24 per share after tax) in the property and casualty insurance segment and $532,000 ($0.03 per share after tax) in the reinsurance segment.

The Company experienced $4,256,000 ($0.21 per share after tax) of favorable development on prior years’ reserves during the first quarter of 2013, compared to $16,263,000 ($0.82 per share after tax) in the first quarter of 2012. The largest decline occurred in the property and casualty insurance segment, where the amount of favorable development experienced on the final settlement of claims that were closed during the quarter declined, and the amount of adverse development experienced on open claims increased. Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates a level of adequacy that is consistent with other recent evaluations.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe and storm losses) decreased to $2,935,000 ($0.15 per share after tax) in the first quarter of 2013 compared to $6,324,000 ($0.32 per share after tax) in the first quarter of 2012.

Investment income decreased 6.4 percent to $10,443,000 in the first quarter of 2013 from $11,157,000 in the first quarter of 2012. The decline in investment income is primarily attributable to the persistent decline in the average coupon rate on fixed maturity securities during the past several years.

Net realized investment gains totaled $1,735,000 ($0.13 per share) in the first quarter of 2013, compared to $5,797,000 ($0.45 per share) in 2012.

At March 31, 2013, consolidated assets totaled $1.3 billion, including $1.2 billion in the investment portfolio, and stockholders’ equity totaled $420.3 million, an increase of 4.7 percent from December 31, 2012. Net book value of the Company’s stock increased to $32.35 per share from $31.08 per share at December 31, 2012. Book value excluding accumulated other comprehensive income increased to $28.25 per share from $27.38 per share at December 31, 2012.

As previously disclosed, on November 3, 2011, the Company’s Board of Directors authorized a $15 million stock repurchase program. This program became effective immediately and does not have an expiration date. No shares have been repurchased under this program. Employers Mutual Casualty Company’s (the Company’s parent organization) $15 million stock purchase program, which is 70 percent complete, is dormant and will remain so while the Company’s stock repurchase program is in effect.

Based on results for the first quarter of 2013 and management’s expectations for the remainder of the year, management is reaffirming its 2013 operating income guidance in the range of $2.40 to $2.65 per share. This guidance is based on a projected GAAP combined ratio of 99.2 percent and a projected mid-single-digit decline in investment income for the year. Despite strong first quarter operating results, management is not revising its 2013 operating earnings guidance at this time because operating results in the second and third quarters can be volatile depending on the frequency and severity of Midwest storms, and the possibility of hurricane losses.

On April 24, 2013, A.M. Best Company upgraded the financial strength ratings for EMC Insurance Companies pool members and EMC Reinsurance Company to “A” (Excellent) with a stable outlook from their previous rating of “A-“ (Excellent) with a positive outlook. A.M. Best Company cited the Companies’ strong level of risk-adjusted capital, consistently favorable development on prior years’ loss and loss adjustment expense reserves, favorable core underwriting results and the benefits derived from strategic actions taken over the past several years associated with pricing, risk selection, claims management and reserving methodology as support for the upgrade.

The Company will hold an earnings teleconference call at 11:00 a.m. Eastern time on May 9, 2013 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the first quarter, as well as its expectations for the rest of 2013. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through August 7, 2013. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID number 412186.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until August 7, 2013. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three Months Ended March 31,
	2013	2012

Operating income	$12,538,000	$13,427,000
Net realized investment gains	1,735,000	5,797,000
Net income	$14,273,000	$19,224,000

CONSOLIDATED STATEMENTS OF INCOME  - UNAUDITED

Quarter ended March 31, 2013	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$92,705,018	$27,792,234	$-	$120,497,252
Investment income (loss), net	7,649,930	2,796,524	(3,371)	10,443,083
Other income	234,505	-	-	234,505
	100,589,453	30,588,758	(3,371)	131,174,840
Losses and expenses:
Losses and settlement expenses	55,967,374	16,606,284	-	72,573,658
Dividends to policyholders	2,193,732	-	-	2,193,732
Amortization of deferred policy acquisition costs	16,717,484	5,549,954	-	22,267,438
Other underwriting expenses	15,209,623	811,283	-	16,020,906
Interest expense	131,250	-	-	131,250
Other expenses	205,606	(441,349)	382,508	146,765
	90,425,069	22,526,172	382,508	113,333,749
Operating income (loss) before income taxes	10,164,384	8,062,586	(385,879)	17,841,091
Realized investment gains	1,956,784	711,089	-	2,667,873
Income (loss) before income taxes	12,121,168	8,773,675	(385,879)	20,508,964
Income tax expense (benefit):
Current	2,959,486	2,671,480	(135,043)	5,495,923
Deferred	618,443	122,081	-	740,524
	3,577,929	2,793,561	(135,043)	6,236,447
Net income (loss)	$8,543,239	$5,980,114	$(250,836)	$14,272,517
Average shares outstanding				12,946,287
Per Share Data:
Net income (loss) per share - basic and diluted	$0.66	$0.46	$(0.02)	$1.10
Decrease in provision for insured events of prior years (after tax)	$0.12	$0.09	$-	$0.21
Catastrophe and storm losses (after tax)	$(0.24)	$(0.03)	$-	$(0.27)
Dividends per share				$0.21
Book value per share				$32.35
Effective tax rate				30.4%
Annualized net income as a percent of beg. SH equity				14.2%
Other Information of Interest:
Net written premiums	$94,781,187	$27,349,160	$-	$122,130,347
Decrease in provision for insured events of prior years	$(2,537,817)	$(1,718,621)	$-	$(4,256,438)
Catastrophe and storm losses	$4,865,240	$531,315	$-	$5,396,555
GAAP Combined Ratio:
Loss ratio	60.4%	59.7%	-	60.2%
Expense ratio	36.8%	22.9%	-	33.6%
	97.2%	82.6%	-	93.8%

CONSOLIDATED STATEMENTS OF INCOME  - UNAUDITED

Quarter ended March 31, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$85,031,390	$24,728,366	$-	$109,759,756
Investment income (loss), net	8,175,127	2,983,925	(2,270)	11,156,782
Other income	238,998	-	-	238,998
	93,445,515	27,712,291	(2,270)	121,155,536
Losses and expenses:
Losses and settlement expenses	52,018,253	13,222,036	-	65,240,289
Dividends to policyholders	1,651,525	-	-	1,651,525
Amortization of deferred policy acquisition costs	14,619,935	4,594,443	-	19,214,378
Other underwriting expenses	14,841,655	416,214	-	15,257,869
Interest expense	225,000	-	-	225,000
Other expenses	219,164	19,765	347,588	586,517
	83,575,532	18,252,458	347,588	102,175,578
Operating income (loss) before income taxes	9,869,983	9,459,833	(349,858)	18,979,958
Realized investment gains	7,904,789	1,013,540	-	8,918,329
Income (loss) before income taxes	17,774,772	10,473,373	(349,858)	27,898,287
Income tax expense (benefit):
Current	5,313,503	2,423,749	(122,450)	7,614,802
Deferred	138,017	921,733	-	1,059,750
	5,451,520	3,345,482	(122,450)	8,674,552
Net income (loss)	$12,323,252	$7,127,891	$(227,408)	$19,223,735
Average shares outstanding				12,879,020
Per Share Data:
Net income (loss) per share - basic and diluted	$0.96	$0.55	$(0.02)	$1.49
Decrease in provision for insured events of prior years (after tax)	$0.53	$0.29	$-	$0.82
Catastrophe and storm losses (after tax)	$(0.28)	$(0.21)	$-	$(0.49)
Dividends per share				$0.20
Book value per share				$29.18
Effective tax rate				31.1%
Annualized net income as a percent of beg. SH equity				21.8%
Other Information of Interest:
Net written premiums	$85,895,096	$22,076,663	$-	$107,971,759
Decrease in provision for insured events of prior years	$(10,504,577)	$(5,758,196)	$-	$(16,262,773)
Catastrophe and storm losses	$5,554,285	$4,148,904	$-	$9,703,189
GAAP Combined Ratio:
Loss ratio	61.2%	53.5%	-	59.4%
Expense ratio	36.6%	20.2%	-	33.0%
	97.8%	73.7%	-	92.4%

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31, 2013	December 31, 2012
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $920,194,233 and $920,843,939)	$994,114,359	$999,794,857
Equity securities available-for-sale, at fair value (cost $114,539,282 and $111,851,963)	155,910,798	140,293,825
Other long-term investments	758,496	863,257
Short-term investments	60,946,630	53,418,914
Total investments	1,211,730,283	1,194,370,853

Cash	445,976	330,392
Reinsurance receivables due from affiliate	31,542,423	34,277,728
Prepaid reinsurance premiums due from affiliate	6,797,093	5,195,892
Deferred policy acquisition costs (affiliated $34,239,791 and $34,425,593)	34,257,401	34,425,593
Prepaid pension benefits due from affiliate	1,143,458	1,413,104
Accrued investment income	10,117,945	9,938,714
Accounts receivable	2,818,013	2,390,955
Income taxes recoverable	-	1,588,089
Goodwill	941,586	941,586
Other assets (affiliated $6,679,412 and $5,760,369)	6,737,867	5,836,200
Total assets	$1,306,532,045	$1,290,709,106

LIABILITIES
Losses and settlement expenses (affiliated $579,163,850 and $577,476,988)	$584,586,509	$583,096,965
Unearned premiums (affiliated $199,219,701 and $196,215,465)	199,306,352	196,215,465
Other policyholders' funds (all affiliated)	6,012,360	6,055,111
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	2,976,237	19,127,010
Pension and postretirement benefits payable to affiliate	31,183,482	30,714,633
Income taxes payable	3,889,199	-
Deferred income taxes	10,046,561	6,352,690
Other liabilities (affiliated $13,498,920 and $22,794,304)	23,266,689	22,938,068
Total liabilities	886,267,389	889,499,942

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,992,835 shares in 2013 and 12,909,457 shares in 2012	12,992,835	12,909,457
Additional paid-in capital	91,148,560	89,205,881
Accumulated other comprehensive income	53,237,163	47,752,375
Retained earnings	262,886,098	251,341,451
Total stockholders' equity	420,264,656	401,209,164
Total liabilities and stockholders' equity	$1,306,532,045	$1,290,709,106

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.2 billion as of March 31, 2013 and December 31, 2012.  The following table summarizes the Company's cash and invested assets as of the dates indicated:

	March 31, 2013
($ in thousands)	Amortized Cost	Fair Value		Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$920,194	$994,114		82.0%	$994,114
Equity securities available-for-sale	114,539	155,911		12.9%	155,911
Cash	446	446		-	446
Short-term investments	60,947	60,947		5.0%	60,947
Other long-term investments	758	758		0.1%	758
	$1,096,884	$1,212,176		100.0%	$1,212,176

	December 31, 2012
($ in thousands)	Amortized Cost	Fair Value		Percent of Total Fair Value	Carrying Value
Fixed maturity securities available-for-sale	$920,844	$999,795		83.7%	$999,795
Equity securities available-for-sale	111,852	140,294		11.7%	140,294
Cash	330	330		-	330
Short-term investments	53,419	53,419		4.5%	53,419
Other long-term investments	863	863		0.1%	863
	$1,087,308	$1,194,701		100.0%	$1,194,701

NET WRITTEN PREMIUMS
	Three Months Ended March 31, 2013
	Percent of Net Written Premiums	Percent of Increase/(Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.0%	14.0%
Liability	16.0%	13.9%
Property	16.9%	12.6%
Workers' Compensation	15.8%	10.4%
Other	1.4%	(3.7	) %
Total Commercial Lines	68.1%	12.4%

Personal Lines:
Automobile	5.5%	(4.2	) %
Property	3.9%	-%
Liability	0.1%	13.8%
Total Personal Lines	9.5%	(2.3	) %
Total Property and Casualty Insurance	77.6%	10.3%

Reinsurance (1) (2)	22.4%	23.9%
Total	100.0%	13.1%

(1)	Reflects $532,146 negative portfolio adjustment related to the January 1, 2013 decreased participation in the MRB pool.

(2)	Reflects $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.